UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE HOLDING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

Attached is a copy of slide presentation that representatives of CommScope Holding Company, Inc. (the “Company”) intend to use in connection with various calls and virtual meetings with stockholders prior to the Company’s annual stockholders meeting, which includes certain updates to Proposal No. 6 in the proxy statement.

The Company is hereby advising its stockholders that the Compensation Committee of the Board of Directors has increased the first stock price hurdle for the Executive Performance Retention Grants (EPRG) that are disclosed in Proposal No. 6 in the proxy statement from $15.00 to $17.50. The attached slide provides additional information about this change and certain other updates that impact Proposal No. 6.

Important Additional Information

On March 23, 2021, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT WITH RESPECT TO THE 2021 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials filed with the SEC in connection with Company’s 2021 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of our corporate website at www.ir.commscope.com.

Notification of Amendments to CommScope 2021 Proxy Proposal 6 on Executive Performance Retention Grants (EPRG) April 29, 2021

Notification of Amendments to CommScope 2021 Proxy Proposal 6 on Executive Performance Retention Grants (EPRG) CommScope’s 2021 Proxy Statement requests shareholder approval of Proposal 6 regarding the Termination of Executive Performance Options (EPOP) and Grant of Selective Performance-Based Retention Equity Awards (EPRG) Please be advised of the following changes that impact Proposal 6: The number of CommScope executives proposed to receive EPRG awards has been reduced from 8 to 6 in light of the announced retirement of one executive and the resignation of a second executive originally proposed for inclusion in the EPRG program The number of performance share units to be awarded under the EPRG program has been reduced from 701,380 to 524,230, reflecting the reduction in the number of proposed EPRG recipients from 8 to 6 The Compensation Committee has increased the Target Price for the first tier of EPRG awards, which constitutes 10% of the total potential EPRG award vesting amount, from $15.00 to $17.50 CommScope’s Board of Directors recommends a vote “FOR” Proposal No. 6 as amended above, in addition to a vote “FOR” all director nominees and remaining proposals